Exhibit 10.07

SECOND ADDENDUM TO THE PROPERTY LEASE AGREEMENT

That between:

I - TECHNO PARK VENTURES AND ADMINISTRATION IMOBILIARIA LTDA., headquartered in the city of Campinas, state of Sao Paulo, at Rua Doutor Jose Ferreira de Camargo, in 534, room 04, Nova Campinas, duly entered in Juridica Person National Register of the Ministry of Finance - CNPJ / MF under number 51906667 / 0001-99, herein represented by its managing partner, Mr. Gilberto Miguel Pascoal, hereinafter simply referred to as "LESSOR"; and

II - AMYRIS BRAZIL LTDA., a limited liability company, headquartered in Campinas, State of Sao Paulo, at Rua James Clerk Maxwell, No. 315, Business Condominio Techno Park, duly entered in Juridica Person National Register of the Ministry of Finance. - CNPJ / MF - CNPJ / MF. Under No. 09379224 / 0001-20, herein stated in the form of its Articles of Association, hereinafter referred to simply "Lessee";

LESSOR and LESSEE and are collectively referred to as "Parties" and individually “Party”.

WHEREAS:

a)    On 10/08/2011, LESSOR and LESSEE signed a property lease agreement, hereinafter simply "Agreement" whereby the LESSOR leased to Lessee, for a period 05 (five) years, namely until November 14, 2016, 12 (twelve) commercial sets, nos. 11B to 16B and 21B to 26B inclusive, in a unified manner, inseparable and irreducible, all located in Block B of Building 3 of the venture, now called Condominio Techno Plaza Corporate located in John Dalton Avenue No. 301, Lot 2, Block C, the Allotment Closed Techno Park Campinas, in Campinas, Sao Paulo State;

b)    On 07/31/2013, LESSOR and LESSEE executed the First Amendment to the above-mentioned Property Lease Agreement, hereinafter simply "First Amendment", by which the Parties formalized the return of commercial sets 21B to 24B of Building 3, the business venture, now called Condominio Techno Plaza Corporate, located at Avenida John Dalton No. 301, Lot 2, Block C, the Allotment Closed Techno Park Campinas, in Campinas, Sao Paulo State;

c)    Lessee wishes, now and through this instrument, to also return to LESSOR in advance commercial sets 25B and 26B, setting for both the due date on 31/10/2015;

d)    The LESSOR agrees with this early partial restitution, although not provided for in the Agreement, provided that LESSEE meets the conditions and penalties provided for in clauses 8.1 and 13.1 of the Agreement;

e)    LESSEE agrees to pay the termination fee provided for in clause 13.1 of the Agreement, in proportion to the returned sets, i.e, the fraction of 2/8 (two eighths) of the total remaining after the First Amendment, resulting in the amount of R$ 8,343.67 (eight thousand, three hundred and forty-three reais and sixty seven cents) for the termination fine, calculated on the date of rescission of 10/31/2015 - 2/8 x R$ 53,428.76 (rental fee in October / 2015) x 3 x (1-07918) = R$ 8,343.67;

f)    LESSEE, in conjunction with clauses 8.1, 8.1.1, 8.2 and 8.3 of the Agreement, must perform work in 25B and 26B sets in order to restore the original conditions in which they were received, pointing out, however, the wear and tear of use normal as ANNEX 1 Contract and photos of finishing conditions they were in and that, therefore, the LESSOR grants LESSEE the period of sixty (60) days after the date set forth herein, or be kind to, October 31, 2015;

g)    Because the property tax, related to the exercise of 2015 have been paid by Lessee in a single quota, the LESSOR calculated the amount corresponding to the sets now returned for the period from that date until the end of exercise gift for offsets-lo with the burdens of the lessee for the termination fine, the calculated value to be compensated and, on this date, 10/31/2015, R$ 1,077.63 (one thousand, seventy-seven reais and sixty three cents) composed as follows:

SETS TRADE	IPTU / 2015 COTA UNICA	PERIODO DE 01/11/15 A 12/31/15 = 2/12
25B	R$ 3,193.70	R$ 532.28
26B	R$ 3,272.11	R$ 545.35
TOTAL	R$ 6,465.81	R$ 1,077.63

h)    LESSOR granted Lessee on 16/09/2015, due to the full agreement between the Parties, temporary reduction of the rental value, the period of six (06) months from 01/09/2015 until 28/02/2016 in terms covenanted herein;

i)    Nevertheless, the parties consign that remains unchanged the annual correction of monthly locative by the IGP-M, as measured by Fundacao the Getulio Vargas maintained at 01/08/2011 base date, as clause 5.1 of the Agreement;

RESOLVED THE PARTIES ENTER INTO THIS SECOND AMENDMENT TO PROPERTY LEASE AGREEMENT, DATED AUGUST 10, 2011, HEREIN SIMPLY "SECOND AMENDMENT", ACCORDING TO THE FOLLOWING TERMS, CONDITIONS AND CLAUSES:

1.      LESSOR and LESSEE, by mutual agreement terminate on this date, and, in fact, have terminated, with the latter including, delivering prime wrath on 10.31.2015, their keys, the lease of commercial units of 25B and 26B of Building 3, the venture, now called Condominio Techno Plaza Corporate, located on John Dalton Avenue at 301, Lot 2, Block C, the Allotment Closed Techno Park Campinas, in Campinas, State of Sao Paulo , reason why the clause 2.1 of the Agreement, now amended, becomes effective with the following wording:

2.1    LESSOR declares its proprietress of six (6) commercial sets, 11B to 16B even enrolled under the 136,980, 136,981, 136,982, 136,983, 136,984 and 136,985, the Second Estate Registration Servico de Campinas, State Sao Paulo, which unified, inseparable and irreducible form are the property with total private area of 756,44m2 (seven hundred fifty-six square meters and forty-four hundredths) , and total common indoor area of divisioned proportional area of 159.28m2 (one hundred fifty and nine square meters and twenty-eight hundredths), all located in Building 3, Block B, Condominio Techno Plaza Corporate, located on John Dalton Avenue No. 301, Lot 2, Block C, the Allotment Closed Techno Park Campinas, in Campinas, State of Sao Paulo. In a unified manner, such trade sets have the right to use 24 (twenty four) positions, of medium size, demarcated in areas discovered for passenger vehicle parking, and eighteen (18) seats reserved for the exclusive use of the users of these sets and 6 (six) positions included in vacancies for visitors.

2.      In view of the above alterations and temporary reduction of the rental value now set as the letter "h" of the recitals, the Parties agree that the monthly rental of the commercial complexes, which remain leased to Lessee, corresponded to 6/8 (six eighths) or 75% (seventy five percent) of the previous rental value calculated on the temporary reduction, i.e., will be R$ 37,462.70 (thirty-seven thousand, four hundred sixty-two reais and seventy cents) up to 28/02 /2016, after which the rental value of the sets that remain leased from the 11B to 16B, will be R$ 40,071.57 (forty thousand, seventy-one reais and fifty seven cents) corresponding to 75% (seventy-five percent) of the previous rental value for the month of August / 2015, which was R$ 53,428.76 (fifty-three thousand, four hundred twenty-eight reais and seventy six cents), by reason of that clause 4.1 of the Agreement is effective upon the signature of this Second Amendment, as follows:

4.1    The monthly rent of this Agreement is set at R$ 40,071.57 (forty thousand, seventy-one reais and fifty-seven cents), the Lessee undertakes to pay up to 05 (five) of the subsequent months to overcome, through a bank deposit in LESSOR the ownership of current account at , or failing that, at the headquarters of CORK, in business hours, or other address the choice of LESSOR. In the months of September, October, November and December 2015 and January and February 2016, the LESSOR grants the LESSEE a reduced temporary rental value of which will be mentioned for these months of R$ 37,462.70 (thirty-seven thousand four hundred and sixty-two reais and seventy cents), after which, in March 2016, the rental reverts to the original amount of R$ 40,071.57 (forty thousand, seventy-one reais and fifty-seven cents).

3.      Lessee pays to LESSOR hereby through the check No __, the agency _______, ________ Bank, R$ 7,266.04 (seven thousand two hundred and sixty-six reais and four cents) corresponding to a fine in the amount of R$ 8,343.67 (eight thousand, three hundred and forty-three reais and sixty seven cents) recission of the lease of the sets provided in "1", deducted from its value of property tax / 2015 for the period 01/11/2015 to 31/12/2015 in the amount of R$ 1,077.63 (one thousand, seventy-seven reais and sixty three cents).

4.      LESSOR requests on this date, the redemption of 25% (twenty five percent) of the remaining application in person saver legal, made on behalf of the LESSOR, the current account No. , in accordance with clause 14.1, paragraph 2, of the Agreement, whose value discounted the incident tax due by LESSOR, will be for the latter credited to c/c indicated below:

Banco Itau:

Agency:

Current Account:

5.      For these reasons, it remains agreed that: (i) with the new partial rescission of the Agreement and the effective delivery of commercial sets in the 25B and 26B of the Building 3 above in item 1; (ii) the due performance of the fine related to this new partial rescission, as stipulated in item 3; (iii) the redemption of savings under per person and legal due allowance from the tax mentioned in item 4 above; and (iv) with the signature of the Second Amendment, the parties give up to, conversely, full, shallow, total, general, irrevocable, irreversible release in relation to any right, obligation and/or claim under the Agreement signed between the Parties, with overall transaction for the purposes of articles 840 and following of the Civil code, in relation specifically to the termination of the lease in relation to the said sets, the 25B and 26B of the Edificio 3 Condominio Techno Plaza Corporate, nothing more with the parties to complain to each other, whatever the title or nature is, out of court, by himself or by his successors, now or in the future.

6.        The Parties agree that remains are unchanged and all the other clauses and conditions of the Agreement in full force, in that it does not conflict with the provisions of this instrument.

7.        The Parties shall not require any kind of indemnity from each other, be kind to the basis of lost profits, indirect, special or under any other title. Notwithstanding any provision to the contrary contained in this Second Amendment, neither Party, its affiliates and / or its employees or agents shall be liable to the other party by the terms of the Agreement, the First Amendment, Second Amendment or by law, for any damage indirect, lost profits, loss of revenue, loss of use, loss of production, loss of contracts or for any economic loss or financial that other party may suffer.

8.         All clauses and conditions of this Second Amendment prevail in relation to any other verbal agreements or proposed so far havidas contrary to the content of this instrument or that have been previously set the date of its signature, excluding the provisions of the Agreement, which remain in full force as provided in Clause 6a above.

And, being thus fair and contracted, sign Parties this instrument in 03 (three) copies of equal form and content, for the same purposes, along with two (02) witnesses below legally able, to all present.

Campinas, October 31, 2015.

              /s/ Miguel Gilberto Pascoal

ADMINISTRACAO IMOBILIARIA LTDA.

Miguel Gilberto Pascoal

/s/ Eduardo Loosli                     /s/ Giani Ming Valent

LOCATARIA: AMYRIS BRASIL LTDA.

Eduardo                                            Giani

TESTEMUNHAS:

1. /s/ Jose Luiz Camargo Guazzelli	2. /s/ Marta Raquel
Name Jose Luiz Camargo Guazzelli	Name: Marta Raquel
CPF/MF:	CPF/MF